UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2012

Saba Software, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34372	94-3267638
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 Bridge Parkway, Redwood Shores, California		94065-1166
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (650) 581-2500

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 8, 2012, Saba Software, Inc. (the “Company”) announced that, as expected, it received a letter (the “NASDAQ Letter”) from the staff of the Listing Qualifications Department (the “Staff”) of The NASDAQ Stock Market LLC (“NASDAQ”) stating that unless the Company requests a hearing before the NASDAQ Hearing Panel that the Company’s common stock is subject to delisting from NASDAQ for noncompliance with Listing Rule 5250(c)(1) (the “filing requirement”) with respect to its failure to file on a timely basis its Form 10-Q for its fiscal quarter ended February 29, 2012 (“Third Quarter Form 10-Q”) and its Form 10-K for its fiscal year ended May 31, 2012 (“Form 10-K”).

The Company announced on October 4, 2012 that it will not be able to file its Third Quarter Form 10-Q and Form 10-K prior to the October 8, 2012 extended filing deadline previously established by the Staff, and that it will not be able to file on a timely basis its Form 10-Q, for its fiscal quarter ended August 31, 2012, which report is due October 10, 2012 (“First Quarter Form 10-Q”), resulting in noncompliance with NASDAQ Listing Rule 5250(c)(1) for that filing.

As previously announced, the Company intends to request a hearing before a NASDAQ Hearings Panel to review the NASDAQ Letter and to request additional time in which to bring its filings with the Securities and Exchange Commission (“SEC”) current. As part of the hearing request, the Company will request a stay of any delisting of its common stock until the hearing takes places and a decision has been issued.

As previously reported, the Company has made substantial progress on completing its financial restatement and preparing the required SEC filings but will require additional time to regain compliance with the NASDAQ filing requirement as a result of the increased scope of work required to complete the restatement. Assuming that the Company’s request for a hearing and stay of the delisting process is granted, then any final decision on delisting of the Company’s common stock or grant of an additional time for the Company to regain compliance with the listing requirements would be deferred until the NASDAQ Hearings Panel can review the Company’s updated plan of compliance and issue a final decision on the Company’s request for additional time to file its SEC reports and regain compliance with the listing requirements.

The Company issued a press release on October 8, 2012, disclosing receipt of the October 5, 2012 letter from NASDAQ. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated October 8, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Saba Software, Inc. (Registrant)
Date: October 9, 2012
/s/ Peter E. Williams III
(Signature)

Peter E. Williams III
General Counsel, Executive Vice President, Corporate Development and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated October 8, 2012.